As filed with the Securities and Exchange Commission on December 9, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	91-1572822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 North Wall Street

Spokane, Washington 99201

(Address of Principal Executive Offices) (Zip Code)

Sterling Financial Corporation 2010 Long-Term Incentive Plan

(Full title of the plan)

Andrew J. Schultheis, Secretary

Sterling Financial Corporation

111 North Wall Street

Spokane, Washington 99201

(509) 227-5389

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Schultheis, Esq.

Richard A. Repp, Esq.

Witherspoon, Kelley, Davenport

& Toole, P.S.

West 422 Riverside Avenue, Suite 1100

Spokane, Washington 99201

(509) 624-5265

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, having no par value per share	6,060,607	N/A	$99,696,985	$7,108

(1)	Consists of common shares (the “Common Stock”) of Sterling Financial Corporation, a Washington corporation (“Sterling” or “Registrant”) that may be granted under the Sterling Financial Corporation 2010 Long-Term Incentive Plan (the “Plan”) or that may be issued upon exercise of stock options (the “Options”) granted under the Plan. The common stock being registered hereby includes associated rights to acquire Series E Participating Cumulative Preferred Stock of Sterling Financial Corporation. This Registration Statement also covers an indeterminable number of shares of Common Stock that may hereafter become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Calculated in accordance with Rule 457(c) and 457(h) under the Securities Act by multiplying $16.45, the average of the high and low sales prices for Sterling common stock, as reported on the Nasdaq Capital Market on December 6, 2010, by the estimated maximum number of shares of Sterling common stock that may be issued pursuant to the Plan.
(3)	Calculated in accordance with Rule 457(h) under the Securities Act by multiplying the proposed maximum aggregate offering price by .00007130.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such document(s) are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a)	Sterling’s Annual Report on Form 10-K for the year ended December 31, 2009(the “2009 Form 10-K”);

(b)	Sterling’s Amendment No. 1 on Form 10-K/A to the 2009 Form 10-K;

(c)	Sterling’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010 (the “First Quarter Form 10-Q”), the quarter ended June 30, 2010 (the “Second Quarter Form 10-Q”), and the quarter ended September 30, 2010 (the “Third Quarter Form 10-Q”);

(d)	Sterling’s Current Reports on Form 8-K filed on March 23 and 31, 2010; April 14, 15 and 27, 2010; May 3, 6, 17, 24, 26 and 27, 2010; June 8 and 9, 2010; August 13, 20, 26 and 30, 2010; September 23 and 28, 2010; October 15, 25 and 26, 2010; and November 12 and 18, 2010;

(e)	Sterling’s Registration Statement on Form 8-A filed on April 15, 2010;

(f)	All other reports filed by Sterling pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the 2009 Form 10-K referred to in Item 3(a) above; and

(g)	The description of Sterling’s common stock contained in its registration statement on Form S-1 (Registration No. 333-169579) filed on September 24, 2010, as amended on November 3, 2010 and November 5, 2010, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

All documents filed by Sterling pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

Section 23B.08.570 of the Washington Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors, officers, employees and other agents of the corporation (“Agents”) in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Our Board of Directors has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 23B.08.570 of the Washington Business Corporation Act, and Article XI of our Amended and Restated Articles of Incorporation and Article X of our Amended and Restated Bylaws authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the Washington Business Corporation Act, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the Washington Business Corporation Act. In addition, the registrant maintains a directors and officers liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7. Exemption From Registration Claimed.

Not Applicable

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated May 8, 2009, and incorporated by reference herein.

4.2	Articles of Amendment to Sterling’s Restated Articles of Incorporation. Filed as Exhibit 4.2 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated September 21, 2009, and incorporated by reference herein.

4.3	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.4	Articles of Amendment to Sterling’s Restated Articles of Incorporation eliminating par value of Sterling Common Stock. Filed as Exhibit 3.2 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.5	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B. Filed as Exhibit 3.3 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.6	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series D. Filed as Exhibit 3.4 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.7	Articles of Amendment to Sterling’s Restated Articles of Incorporation increasing the authorized shares of common stock. Filed as Exhibit 3.7 to Sterling’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, dated November 3, 2010, and incorporated by reference herein.

4.8	Articles of Amendment to Sterling’s Restated Articles of Incorporation regarding certain transfer restrictions. Filed as Appendix A to Sterling’s Preliminary Proxy Statement of Form 14A dated October 22, 2010, and incorporated by reference herein.

4.9	Amended and Restated Bylaws of Sterling. Filed as Exhibit 4.3 to Sterling’s Registration Statement on Form S-3 dated January 6, 2009, and incorporated by referenced herein.

4.10	Form of Common Stock Certificate. Filed as Exhibit 4.3 to Sterling’s Registration Statement on Form S-3 dated July 20, 2009, and incorporated by reference herein.

4.11	Shareholder Rights Plan, dated as of April 14, 2010, between Sterling Financial Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Articles of Amendment to the Restated Articles of Incorporation of Sterling Financial Corporation (Series E Participating Cumulative Preferred Stock) as Exhibit A, the Summary of Terms of the Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C. Filed as Exhibit 4.1 to Sterling’s Current Report on Form 8-K filed on April 15, 2010, and incorporated by reference herein.

4.12	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Sterling Equity Investors, L.P. Filed as Exhibit 4.7 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.13	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Warburg Pincus Private Equity X, L.P. Filed as Exhibit 4.8 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.14	Amended and Restated Warrant to purchase shares of Sterling Common Stock, dated August 26, 2010 and issued to the United States Department of the Treasury. Filed as Exhibit 4.9 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

23.1	Consent of BDO USA, LLP. Filed herewith.

23.2	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of attorney (set forth on the signature pages to the Registration Statement).

99.1	Sterling Financial Corporation 2010 Long-Term Incentive Plan. Filed herewith.

99.2	Form of Notice and Award Agreement for Sterling’s Restricted Stock Units. Filed herewith.

99.3	Form of Notice and Award Agreement for Sterling’s Restricted Stock Units for Salary Stock. Filed herewith.

99.4	Form of Notice and Award Agreement for Sterling’s Restricted Stock. Filed herewith.

99.5	Form of Notice and Award Agreement for Sterling’s Stock Options. Filed herewith.

99.6	Form of Notice and Award Agreement for Sterling’s TARP Restricted Stock Units. Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Sterling pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

5. That, for purposes of determining any liability under the Securities Act, each filing of Sterling’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Sterling pursuant to the foregoing provisions, or otherwise, Sterling has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sterling of expenses incurred or paid by a director, officer or controlling person of Sterling in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sterling will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sterling certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on December 8, 2010.

STERLING FINANCIAL CORPORATION

By	/s/ J. Gregory Seibly
Name: J. Gregory Seibly Title: President and Chief Executive Officer

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Gregory Seibly, Daniel G. Byrne and Andrew J. Schultheis, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Gregory Seibly	President and Chief Executive Officer	December 8, 2010
J. Gregory Seibly

/s/ Daniel G. Byrne	Executive Vice President, Assistant	December 8, 2010
Daniel G. Byrne	Secretary, and Principal Financial Officer

/s/ Robert G. Butterfield	Senior Vice President, Controller and	December 8, 2010
Robert G. Butterfield	Principal Accounting Officer

/s/ Leslie S. Biller	Chairman of the Board	December 8, 2010
Leslie S. Biller

/s/ Ellen R.M. Boyer	Director	December 8, 2010
Ellen R.M. Boyer

Signature	Title	Date

/s/ David A. Coulter	Director	December 8, 2010
David A. Coulter

/s/ Robert C. Donegan	Director	December 8, 2010
Robert C. Donegan

/s/ William L. Eisenhart	Director	December 8, 2010
William L. Eisenhart

/s/ Robert H. Hartheimer	Director	December 8, 2010
Robert H. Hartheimer

/s/ Scott L. Jaeckel	Director	December 8, 2010
Scott L. Jaeckel

/s/ Michael F. Reuling	Director	December 8, 2010
Michael F. Reuling

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated May 8, 2009, and incorporated by reference herein.

4.2	Articles of Amendment to Sterling’s Restated Articles of Incorporation. Filed as Exhibit 4.2 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated September 21, 2009, and incorporated by reference herein.

4.3	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.4	Articles of Amendment to Sterling’s Restated Articles of Incorporation eliminating par value of Sterling Common Stock. Filed as Exhibit 3.2 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.5	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B. Filed as Exhibit 3.3 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.6	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series D. Filed as Exhibit 3.4 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.7	Articles of Amendment to Sterling’s Restated Articles of Incorporation increasing the authorized shares of common stock. Filed as Exhibit 3.7 to Sterling’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, dated November 3, 2010, and incorporated by reference herein.

4.8	Articles of Amendment to Sterling’s Restated Articles of Incorporation regarding certain transfer restrictions. Filed as Appendix A to Sterling’s Preliminary Proxy Statement of Form 14A dated October 22, 2010, and incorporated by reference herein.

4.9	Amended and Restated Bylaws of Sterling. Filed as Exhibit 4.3 to Sterling’s Registration Statement on Form S-3 dated January 6, 2009, and incorporated by referenced herein.

4.10	Form of Common Stock Certificate. Filed as Exhibit 4.3 to Sterling’s Registration Statement on Form S-3 dated July 20, 2009, and incorporated by reference herein.

4.11	Shareholder Rights Plan, dated as of April 14, 2010, between Sterling Financial Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Articles of Amendment to the Restated Articles of Incorporation of Sterling Financial Corporation (Series E Participating Cumulative Preferred Stock) as Exhibit A, the Summary of Terms of the Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C. Filed as Exhibit 4.1 to Sterling’s Current Report on Form 8-K filed on April 15, 2010, and incorporated by reference herein.

4.12	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas

H. Lee Parallel (DT) Fund VI, L.P. and THL Sterling Equity Investors, L.P. Filed as Exhibit 4.7 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.13	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Warburg Pincus Private Equity X, L.P. Filed as Exhibit 4.8 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.14	Amended and Restated Warrant to purchase shares of Sterling Common Stock, dated August 26, 2010 and issued to the United States Department of the Treasury. Filed as Exhibit 4.9 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

23.1	Consent of BDO USA, LLP. Filed herewith.

23.2	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of attorney (set forth on the signature pages to the Registration Statement).

99.1	Sterling Financial Corporation 2010 Long-Term Incentive Plan. Filed herewith.

99.2	Form of Notice and Award Agreement for Sterling’s Restricted Stock Units. Filed herewith.

99.3	Form of Notice and Award Agreement for Sterling’s Restricted Stock Units for Salary Stock. Filed herewith.

99.4	Form of Notice and Award Agreement for Sterling’s Restricted Stock. Filed herewith.

99.5	Form of Notice and Award Agreement for Sterling’s Stock Options. Filed herewith.

99.6	Form of Notice and Award Agreement for Sterling’s TARP Restricted Stock Units. Filed herewith.